Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and
Shareholders of TB Wood’s Corporation:

We have audited the accompanying consolidated balance sheets of TB Wood’s Corporation and subsidiaries (the Company) as of December 31, 2006 and 2005 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TB Wood’s Corporation and subsidiaries as of December 31, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

We have also audited schedule II for each of the three years in the period ended December 31, 2006. In our opinion, this schedule when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information therein.

/s/  Grant Thornton LLP

Baltimore, Maryland
March 1, 2007

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	2006	2005
	(In thousands, except per share and share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$877	$3,419
Accounts receivable, less allowances of $494 and $495	17,592	14,827
Inventory	19,668	15,579
Other Current Assets	2,532	3,061

Total Current Assets	40,669	36,886
Property, Plant, and Equipment:
Machinery and equipment	65,232	60,732
Land, buildings, and improvements	20,043	19,684

	85,275	80,416
Less accumulated depreciation	60,523	57,361

Total Property, Plant and Equipment	24,752	23,055

Other Assets:
Goodwill	5,891	5,676
Loan issue costs, net of amortization	1,267	1,564
Other	189	572

Total Other Assets	7,347	7,812

	$72,768	$67,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	9,043	8,465
Accrued expenses	7,838	6,996
Current maturities of long-term debt	4,745	4,138
Deferred income taxes	462	716

Total current liabilities	22,088	20,315
Long-term debt, less current maturities	23,884	25,829
Deferred income taxes	250	91
Commitments and contingencies (Note 8)	—	—
Shareholders’ Equity:
Preferred stock, $.01 par value; 100 shares authorized; no shares issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 5,639,798 issued; and 3,743,486 and 3,703,902 outstanding at December 31, 2006 and December 31, 2005	57	57
Additional paid-in capital	28,947	28,153
Retained earnings	12,538	9,216
Accumulated other comprehensive (loss) income	439	(151)
Treasury stock at cost; 1,896,312 and 1,935,896 shares at December 31, 2006 and December 31, 2005	(15,435)	(15,757)

Total shareholders’ equity	26,546	21,518

	$72,768	$67,753

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	2006	2005	2004
	(In thousands, except per share amounts)

Net sales	$118,935	$110,897	$101,515
Cost of sales	80,790	77,192	73,792

Gross profit	38,145	33,705	27,723
Selling, general, and administrative expenses	28,641	27,717	28,371
Gain on termination of post-retirement benefit plan (Note 7)	—	—	9,258

Operating income	9,504	5,988	8,610
Interest and other finance costs	(3,628)	(2,319)	(1,585)

Income before income taxes	5,876	3,669	7,025
Income taxes	1,762	1,289	2,407

Net income	$4,114	$2,380	$4,618

Income per share of common stock
Basic:
Net income	$1.10	$0.48	$0.89

Weighted average shares of common stock and equivalents	3,731	4,933	5,164

Diluted:
Net income	$1.05	$0.48	$0.89

Weighted average shares of common stock and equivalents	3,929	4,961	5,166

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	2006	2005	2004
	(In thousands)

Net income	$4,114	$2,380	$4,618
Other comprehensive income:
Foreign currency translation adjustment	590	(309)	768

Comprehensive income	$4,704	$2,071	$5,386

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

					Accumulated
			Additional		Other
	Common	Common	Paid-In	Retained	Comprehensive	Treasury
	Shares	Stock	Capital	Earnings	Income (Loss)	Stock
	(In thousands, except share amounts)

Balance at January 2, 2004	5,153,553	$57	$26,910	$3,764	$(610)	$(4,703)
Net income		—	—	4,618	—	—
Stock issued for employee benefit plans	19,137	—	—	(46)	—	185
Dividends declared		—	—	(1,393)	—	—
Stock options granted		—	185	—	—	—
Foreign currency translation adjustment		—	—	—	768	—

Balance at December 31, 2004	5,172,690	57	27,095	6,943	158	(4,518)
Net income		—	—	2,380	—	—
Stock issued for employee benefit plans	31,212	—	—	(107)	—	293
Dividends declared		—	—	—	—	—
Treasury stock purchases	(1,500,000)	—	—	—	—	(11,532)
Stock options granted		—	303	—	—	—
Warrants issued		—	755	—	—	—
Foreign currency translation adjustment		—	—	—	(309)	—

Balance at December 31, 2005	3,703,902	57	28,153	9,216	(151)	(15,757)
Net income		—	—	4,114	—	—
Stock issued for employee benefit plans	21,811	—	43	(9)	—	177
Options exercised	17,773	—	42	(108)	—	145
Dividends declared		—	—	(675)	—	—
Stock options granted		—	709	—	—
Foreign currency translation adjustment		—	—	—	590	—

Balance at December 31, 2006	3,743,486	$57	$28,947	$12,538	$439	$(15,435)

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2006	2005	2004
	(In thousands)

Cash Flows from Operating Activities:
Net income	$4,114	$2,380	$4,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,517	4,765	5,423
Change in deferred income taxes	(80)	(228)	1,755
Stock options and employee stock benefit expense	920	429	270
Gain on termination of post-retirement plan	—	(270)	(9,258)
Other, net	(6)	(247)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(2,765)	(1,474)	714
Inventories	(4,089)	4,839	1,216
Other current assets	529	681	(152)
Accounts payable	578	662	634
Accrued and other liabilities	842	748	(1,010)

Net cash provided by operating activities	4,560	12,285	4,200
Cash Flows from Investing Activities:
Capital expenditures	(5,377)	(3,062)	(2,009)
Proceeds from sales of fixed assets	—	428	69
Other, net	(88)	137	(803)

Net cash used in investing activities	(5,465)	(2,497)	(2,743)
Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	118,401	111,551	37,739
Repayments of revolving credit facilities	(118,334)	(128,794)	(38,870)
Proceeds from term loans	88	12,200	33
Repayments of term loans	(1,618)	(4,395)	(14)
Proceeds from subordinated debt and detachable warrants, net of issue costs	—	14,260	—
Payment of dividends	(675)	—	(1,393)
Proceeds from exercise of stock options	5	—	—
Proceeds from stock issued under employee stock program	74	59	55
Treasury stock purchased	—	(11,591)	—

Net cash used in financing activities	(2,059)	(6,710)	(2,450)
Effect of changes in foreign exchange rates	422	(215)	768

Increase (decrease) in cash and cash equivalents	(2,542)	2,863	(225)
Cash and cash equivalents at beginning of year	3,419	556	781

Cash and cash equivalents at end of year	$877	$3,419	$556

Income taxes paid (refunded), net	$1,632	$245	$22

Interest paid during the year	$3,527	$2,466	$1,564

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

1.	Nature of Business and Principles of Consolidation

TB Wood’s Corporation and subsidiaries (collectively “TB Wood’s” or the “Company”) is an established designer, manufacturer, and marketer of electronic and mechanical industrial power transmission products that are sold to distributors, domestic and international Original Equipment Manufacturers (OEMs), and end users of industrial equipment. Principal products of the Company include electronic drives, integrated electronic drive systems, mechanical belted drives, and flexible couplings. The Company has operations in the United States, Canada, Mexico, Germany, Italy and India. The accompanying consolidated financial statements include the accounts of TB Wood’s Corporation, its wholly owned subsidiaries, and its majority-owned joint venture. All inter-company accounts and transactions have been eliminated in consolidation.

Prior to fiscal year 2005, the Company’s 52/53-week fiscal year ended on the Friday closest to the last day of December. Effective in 2005, the Company changed to a calendar fiscal year ending on December 31. Fiscal years ended on December 31, 2006, 2005 and 2004 were 52 week fiscal years, and the fiscal year ended January 2, 2004 was a 53 week fiscal year.

2.	Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, and all bond instruments which are readily convertible to known amounts of cash, to be cash equivalents. Cash equivalents of $842 and $1,110 were held in foreign bank accounts of our subsidiaries and joint venture as at December 31, 2006 and 2005 respectively.

Accounts Receivable

The majority of the Company’s accounts receivable are due from selected authorized industrial distributors who resell the Company’s products to OEMs and end users for replacement parts. Accounts receivable potentially subject the Company to concentrations of credit risk. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from the customers net of an allowance for doubtful accounts. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company determines its allowances considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and the industry as a whole. The Company believes that its allowance for doubtful accounts is adequate to cover any potential losses on its credit risk exposure. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowances for doubtful accounts.

Inventory

Inventories located in the United States are stated at the lower of current cost or market, principally using the last-in, first-out (LIFO) method. Inventories for foreign operations are stated at the lower of cost or market using the first-in, first-out (FIFO) method. Market is defined as net realizable value. Cost includes raw

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

materials, direct labor, and manufacturing overhead. A summary of inventories at December 31, 2006 and 2005 follows:

	2006	2005

Finished goods	$13,709	$11,159
Work in process	3,475	3,452
Raw materials	9,194	7,009

Total inventories at FIFO	26,378	21,620
less LIFO reserve	(6,710)	(6,041)

Total inventories at LIFO	$19,668	$15,579

Approximately 71% and 71% of total inventories at December 31, 2006 and 2005, respectively, were valued using the LIFO method. In the year ended December 31, 2006, the LIFO reserve increased by $669 which increased the Cost of Goods Sold by the same amount. In the year ended December 31, 2005 the LIFO reserve decreased by $41 which decreased the Cost of Goods Sold by the same amount.

The Company writes down inventory for estimated obsolescence or unmarketability equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company depreciates its property, plant, and equipment, including any equipment acquired under the terms of capital leases, principally using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements to property, plant and equipment that extend the useful life of the assets are capitalized while maintenance and repair costs are charged to expense as incurred. The depreciable lives of the major classes of property, plant and equipment are summarized as follows:

Asset Type	Lives

Machinery and equipment	3 — 15 years
Buildings and improvements	10 — 40 years

Long-Lived Assets, including Goodwill

Goodwill which is deemed to have an indefinite life is subject to an annual impairment test to determine if any adjustment for decline in value is necessary. The Company conducts its impairment tests by reviewing whether events or changes in circumstances have occurred that could indicate that the carrying amount of an asset may not be recoverable and the value of its long-lived assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the expected future net cash flows generated by the assets. If the assets are considered to be impaired, the impairment is

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognized by the amount by which the carrying amount of the asset exceeds its fair value. A reconciliation of the Goodwill account is as follows:

	Mechanical	Electronics	Total

Goodwill, balance at January 2, 2004	$3,503	$2,151	$5,654
Addition due to earn out payment	94	—	94
Adjustment for impairment	—	(24)	(24)
Change due to foreign currency translation	—	178	178

Goodwill, balance at December 31, 2004	3,597	2,305	5,902
Addition due to earn out payment	67	—	67
Change due to foreign currency translation	—	(293)	(293)

Goodwill balance at December 31, 2005	3,664	2,012	5,676
Change due to foreign currency translation	—	215	215

Goodwill balance at December 31, 2006	$3,664	$2,227	$5,891

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” issued by the Securities and Exchange Commission. Revenue is recognized at the time product is shipped and title passes pursuant to the terms of the agreement with the customer, the amount due from the customer is fixed and collectibility of the related receivable is reasonably assured. The Company establishes allowances to cover anticipated doubtful accounts, sales discounts, product warranty, and returns based upon historical experience. Shipping and handling costs charged to customers are included as a component of net sales. Shipping and handling costs incurred in the delivery of products to customers were $6,743, $6,402 and $6,747 for fiscal 2006, 2005 and 2004, respectively, and are included as a component of selling, general and administrative expenses.

Major Customers

The Company’s five largest customers accounted for approximately 32%, 32% and 33% of the Company’s consolidated revenue for fiscal years 2006, 2005 and 2004, respectively. One such customer, an industrial distributor with a large diversified customer base, accounted for approximately 17%, 17% and 14% of the Company’s consolidated revenue for fiscal 2006, 2005 and 2004, respectively. The loss of one or more of these customers could have an adverse effect on the Company’s performance and operations. Foreign and export sales accounted for 30%, 26%, and 27% of total sales in fiscal years 2006, 2005 and 2004, respectively.

Product Warranty

In the ordinary course of business, the Company warrants its products against defect in design, materials, and workmanship over various time periods. Warranty reserve and allowance for product returns are established based upon management’s best estimates of amounts necessary to settle future and existing claims on products sold as of the balance sheet date.

Self-Insurance

The Company’s workers’ compensation insurance policies are high deductible self-insurance programs that have the potential for retrospective premium adjustments based upon actual claims incurred. Insurance administrators assist the Company in estimating the fully developed workers’ compensation liability insurance reserves that are accrued by the Company. In the opinion of management, adequate provision has been made

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for all incurred claims. At December 31, 2006, the Company’s senior secured lender had issued letters of credit on behalf of the Company totaling $1.8 million to cover incurred but unpaid claims and other costs related to its workers’ compensation liability.

Post Retirement Benefits Obligations

Prior to terminating its post-retirement benefits for healthcare and life insurance in 2004 and 2005, respectively, the Company, in consultation with an actuarial firm specializing in the valuation of postretirement benefit obligations, selected certain actuarial assumptions to base the actuarial valuation of the Company’s post retirement benefit obligation, such as the discount rate (interest rate used to determine present value of obligations payable in the future), initial health care cost trend rate, the ultimate care cost trend rate, and mortality tables to determine the expected future mortality of plan participants. As a result of actions to terminate its post-retirement benefit plans, the Company does not expect that any future costs or cash contributions related to post-retirement benefits for retirees or former employees to be material

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation” and SFAS No. 130, “Reporting Comprehensive Income.” Translation adjustments are included in other comprehensive income. All balance sheet accounts of foreign subsidiaries are translated into U.S. dollars at the current exchange rate at the balance sheet date. Statement of operations items are translated at the average foreign currency exchange rates. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss). The Company has no other components of comprehensive income (loss). Gains and losses from foreign currency transactions are included in the consolidated statements of income.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable, approximate carrying value due to the short-term maturity of the instruments. The fair value of secured short-term and long-term debt amounts approximate their carrying value and are based on their effective interest rates compared to current market rates. The Company’s unsecured subordinated term-debt carries a fixed stated rate. Adjusted for changes in the interest rate for 5-year U.S. Treasury Bill from the time that the stated rate was determined to December 31, 2006, the current fair value of such securities would be reduced by $0.2 million.

Research and Development Cost

Research and development costs consist substantially of projects related to new product development within the electronics business and are expensed as incurred. Total research and development costs were $2,511 in 2006, $1,947 in 2005, and $2,323 in 2004.

Stock Based Compensation

The Company currently sponsors stock option plans. Prior to January 1, 2006, the Company accounted for these plans under the fair value recognition and measurement provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share Based Payment” (SFAS No. 123(R)) using the modified prospective method. The adoption of SFAS No. 123(R) did not have a material impact on our stock-based compensation expense for the year ended December 31, 2006 and it is not expected to have a material impact on our Company’s future stock-based compensation expense. The fair values of the stock

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

awards are determined using an estimated expected life. The Company recognizes compensation expense on a straight-line basis over the period the award is earned by the employee.

Income Taxes

The Company records deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Net Income Per Share

Basic Earnings Per Share (EPS) is computed by dividing net income by the weighted average shares outstanding. No dilution for any potentially dilutive securities is included in basic EPS. Diluted EPS is computed by dividing net income by weighted average shares and common equivalent shares outstanding. The computation of weighted average shares outstanding for fiscal years 2006, 2005 and 2004 is as follows:

	2006	2005	2004

Common shares outstanding for basic EPS	3,731	4,933	5,164
Shares issued upon assumed exercise of outstanding stock options and warrants	198	28	2

Weighted average number of common and common equivalent shares outstanding for diluted EPS	3,929	4,961	5,166

Outstanding options of 139,567, 649,418, and 675,928 shares for fiscal 2006, 2005 and 2004, respectively, are excluded from the calculation of weighted average shares outstanding because they are anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 requires recognition of tax benefits that satisfy a more likely than not threshold. FIN No. 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is required to be adopted by the Company at the beginning of fiscal year 2007. The Company is currently evaluating the impact of FIN No. 48 on its consolidated financial statements, but is not yet in a position to make this determination.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements”. SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in the quantification of a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The Company adopted SAB 108 for its year ending December 31, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS No. 157 on its results of operations and financial position.

3.	Other Current Assets and Accrued Liabilities

Components of other current assets at December 31, 2006 and 2005 were as follows:

	2006	2005

Refundable foreign value added tax	$812	$970
Maintenance and repair supplies	610	597
Prepaid insurance and deposits	221	505
Prepaid expenses and other	889	989

Total	$2,532	$3,061

Components of accrued expenses at December 31, 2006 and 2005 were as follows:

	2006	2005

Accrued payroll and other compensation	$2,803	$2,339
Accrued income taxes	1,471	1,672
Accrued workers’ compensation	255	195
Accrued customer rebates	1,178	1,116
Accrued warranty reserves	727	564
Accrued professional fees	452	270
Other accrued liabilities	952	840

Total	$7,838	$6,996

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Debt

Debt obligations at December 31, 2006 and December 31, 2005 were as follows:

	2006	2005

Revolving line of credit — secured	$1,102	$1,035
Term Loans — secured	7,305	8,805
Industrial revenue bonds — secured	5,290	5,290
Other revolving and term loans, principally with foreign banks	603	586
Senior Subordinated Notes, net of unamortized discount — unsecured	14,329	14,251

	28,629	29,967
Less current maturities	(4,745)	(4,138)

	$23,884	$25,829

The Company’s effective borrowing rates at December 31, 2006 and 2005 for its debt obligations were approximately 9.93% and 9.49% respectively.

On January 7, 2005, the Company entered into a senior secured loan and security agreement (the “Loan Agreement”) that originally provided for up to an $18.3 million revolving line of credit and two term loans totaling $13.0 million (Term Loan A — $10.0 million and Term Loan B — $3.0 million). The proceeds were used to retire amounts outstanding under the Company’s outstanding revolving line of credit as well as to fund existing letters of credit that support $5.3 million of industrial revenue bonds and certain obligations under various self-insured workers compensation insurance policies. The borrowings under the Loan Agreement are secured by substantially all of the Company’s domestic assets and pledges of 65% of the outstanding stock of the Company’s Canadian, German and Mexican subsidiaries. The Loan Agreement was amended on July 29, 2005 to extend the term for an additional two years through April 2009 and permit the Company to borrow up to $15.0 million under the Security Purchase Agreement described below to fund the purchase of up to 1.5 million shares of outstanding common stock and repay Term Loan B, the outstanding balance of which was approximately $2.0 million.

All borrowings under the Loan Agreement bear variable interest of a margin plus LIBOR or U.S. Prime Rate, and the remaining Term Loan A is repayable in monthly principal installments totaling $0.13 million. The average borrowing rates for the Company’s short-term borrowings under the senior secured credit arrangement at December 31, 2006 and 2005 were 7.86% and 7.97%, respectively. At December 31, 2006, the Company had remaining borrowing capacity of $8.3 million.

The Loan Agreement contains restrictive financial covenants that require the Company to comply with certain financial tests including, among other things, maintaining minimum tangible net worth, having a minimum earnings before interest, taxes and depreciation and amortization (EBITDA), and meeting certain specified leverage and operating ratios, all as defined in the Loan Agreement. The Loan Agreement also contains other restrictive covenants that restrict outside investments, capital expenditures, and dividends. The Company was in compliance with the debt covenants at December 31, 2006.

The Company previously borrowed approximately $3.0 million and $2.3 million by issuing Variable Rate Demand Revenue Bonds under the authority of the industrial development corporations of the City of San Marcos, Texas and City of Chattanooga, Tennessee, respectively. These bonds bear variable interest rates (3.77% at December 31, 2006) and mature in April 2024 and April 2022. The bonds were issued to finance production facilities for the Company’s manufacturing operations located in those cities, and are secured by letters of credit issued under the terms of the Company’s senior secured borrowing agreement.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 20, 2005, the Company entered into a Securities Purchase Agreement in exchange for the issuance of $15.0 million of senior subordinated notes valued at $14.24 million and detachable warrants, valued at $0.76 million, to purchase 174,000 shares of the Company’s common stock. The senior subordinated notes have a stated rate of 12% (approximate effective rate of 13%), are due on October 12, 2012, and contain customary financial covenants similar to, but less restrictive than the Company’s senior secured bank indebtedness described above. The proceeds from the sale of the notes and detachable warrants were used to acquire 1.5 million shares of the Company’s common stock at a purchase price of $11.25 million, repay approximately $2.0 million of term debt under the Company’s senior secured borrowing agreement, pay $1.0 million of transaction costs related to the stock purchase and related financing transaction, with the balance providing additional working capital.

In addition to the above borrowing arrangements, $0.4 million and $0.5 million were outstanding at December 31, 2006 and 2005, under the terms of an unsecured revolving credit facility and a term loan, each borrowed by the Company’s Italian subsidiary. Interest only was payable on the term loan during 2004, and principal repayments commenced beginning in 2005. The rates for these loans ranged from 1.3% to 3.9%.

Aggregate future maturities of debt as of December 31, 2006 are as follows:

2007	$4,744
2008	1,636
2009	2,400
2010	73
2011	74
Thereafter	20,372

29,300
Less: Unamortized discount	(671)

$28,629

5.	Income Taxes

The components of the income tax provision (benefit) for fiscal years 2006, 2005, and 2004 are shown below:

	2006	2005	2004

Current:
Federal and state	$(7)	$1,069	$103
Foreign	1,797	448	549

	1,790	1,517	652
Deferred income tax (benefit) provision	(28)	(228)	1,755

Total provision for income taxes	$1,762	$1,289	$2,407

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the provision for income taxes on income before cumulative effect of change in accounting principle at the statutory federal income tax rate to the Company’s tax provision as reported in the accompanying consolidated statements of operations is shown below:

	2006	2005	2004

Federal statutory income tax expense	$1,998	$1,247	$2,388
State income taxes, net of federal income tax benefit	(21)	(115)	211
Foreign taxes, net of related credits	130	473	107
Research and development credits	(135)	(295)	(207)
Change in estimate with respect to federal and state liabilities	(90)	(140)	(143)
Other	(120)	119	51

	$1,762	$1,289	$2,407

In 2006, 2005, and 2004 earnings before income taxes included $3,289, $831, and $952, respectively, of earnings generated by the Company’s foreign operations. No federal or state income tax benefit or provision has been provided on the undistributed earnings of certain of these foreign operations, as the earnings will continue to be indefinitely reinvested. It is not practical to estimate the additional income taxes, including any foreign withholding taxes that might be payable with the eventual remittance of such earnings.

Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to temporary difference between the financial reporting and income tax bases of assets and liabilities. The components of deferred income taxes at December 31, 2006 and 2005 are as follows:

	2006	2005

Deferred income tax liabilities:
Book basis in long-lived assets over tax basis	$(900)	$(839)
LIFO inventory basis difference	(1,260)	(1,426)
Other	—	(17)

Total deferred income tax liabilities	(2,160)	(2,282)
Deferred income tax assets:
Accrued liabilities not currently deductible	762	458
Allowance for doubtful accounts and inventory reserves	460	460
Net operating loss and tax credit carryforwards	175	557
Other	51	—

Total deferred income tax assets	1,448	1,475

Net deferred income tax liability	$(712)	$(807)

As of December 31, 2006, the Company has net operating loss and foreign tax credit carryforwards totaling approximately $142 and $33, respectively. These credits expire beginning 2014 through 2025. The ability of the Company to benefit from the carryforwards is dependent on the Company’s ability to generate sufficient taxable income prior to the expiration dates.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Shareholders’ Equity

The table below summarizes the transactions in the Company’s Common Stock held in the treasury in numbers of shares during fiscal 2006 and 2005.

	2006	2005

Balance at beginning of year, number of shares	1,935,896	467,108
Purchases during the year	—	1,500,000
Transfers to 401(k) Profit Sharing Plan	(11,812)	(19,189)
Transfers to Employee Stock Purchase Plan	(9,999)	(12,023)
Transfers for Exercise of Options	(17,773)	—

Balance at end of year, number of shares	1,896,312	1,935,896

On October 20, 2005, Company accepted for payment 1,500,000 shares of its Common Stock, at a price of $7.50 per share, pursuant to its “Dutch Auction” self-tender offer. The shares of common stock accepted for purchased represent approximately 28.84% of TB Wood’s 5,201,162 shares of common stock then outstanding. The total share purchase price was $11.25 million, together with $0.28 million of transaction cost, and was funded through the issuance of 12% senior subordinated notes in the amount of $15.0 million and detachable warrants to purchase 174,000 shares of the Company’s common stock, valued at $0.76 million.

7.	Benefit Plans

Compensation Plans

The Company maintains a discretionary compensation plan for certain salaried employees that provides for incentive awards based on certain levels of earnings, as defined. In 2006 and 2005, the Company accrued $0.85 million and $0.35 million, respectively, for such incentives, which were paid in 2007 and 2006. No amounts were accrued under the plan in 2004.

Profit-Sharing Plans

The Company maintains a defined contribution 401(k) profit-sharing plan covering substantially all United States employees. Under this plan, the Company, on a discretionary basis, matches a specified percentage of each eligible employee’s contribution and, at the election of the employee, the matching contribution may be in the form of either cash, shares of the Company’s common stock, or a combination thereof. The Company contributed cash of approximately $479, $448, and $302 for fiscal years 2006, 2005 and 2004, respectively, and contributed 11,812 shares of common stock held in treasury in 2006, 19,189 shares in 2005, and 10,290 shares in 2004. During portions of 2003 and 2002, the Company suspended the matching portion. In addition, the Company has a noncontributory profit-sharing plan covering its Canadian employees for which $23, $28, and $24 was charged to expense for fiscal years 2006, 2005, and 2004, respectively.

Employee Stock Purchase Plan

The Company’s Employee Stock Purchase Plan (ESPP) enables employees of the Company to subscribe for shares of common stock on quarterly offering dates, at a purchase price which is the lesser of 85% of the fair value of the shares on either the first or last day of the quarterly period. Pursuant to the ESPP, 9,999 shares were issued to employees during 2006, 12,023 during 2005, and 8,847 during 2004. Employee contributions to the ESPP were $67, $59, and $55 for fiscal years 2006, 2005 and 2004, respectively.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

The Company has stock-based incentive compensation plans (the Plans), the purpose of which is to assist the Company in attracting and retaining valued personnel and to encourage ownership of the Company’s common stock by such personnel. The Plans are administered by a committee (the “Committee”) designated by the board of directors. Although the Committee may grant either incentive stock options (ISOs) or nonqualified stock options, as well as shares of common stock in the form of either deferred stock or restricted stock, as defined in the Plans, the Company’s practice with respect to share based payments has been limited to granting nonqualified stock options. The Committee also determines the exercise price and term of the options. The maximum term of an option granted under the Plans shall not exceed ten years from the date of grant. No option may be exercisable sooner than six months from the date the option is granted.

Effective January 1, 2006, the Company adopted SFAS No. 123(R). The Company adopted SFAS No. 123(R), using the modified prospective method. Prior to 2006, our Company accounted for stock option plans and restricted stock plans under the fair value recognition provisions of SFAS No. 123. The adoption of SFAS No. 123(R) did not have a material impact on our stock-based compensation expense for the year ended December 31, 2006, and is not expected to have a material impact on our Company’s future stock-based compensation expense.

The fair value of each option award is estimated on the date of the grant using a Black-Scholes-Merton option-pricing model that uses the assumptions noted in the following table. The expected term of the options granted represents the period of time that options granted are expected to be outstanding and is derived by analyzing historic exercise behavior. Volatility was based on the historical volatility of the Company’s stock. The risk-free interest rate for the period matching the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The dividend yield is the calculated yield on the Company’s stock at the time of the grant. The following table sets forth information about the weighted-average fair value of options granted during the past three years and the weighted-average assumptions used for such grants:

	2006	2005	2004

Risk free interest rate	4.70%	4.50%	4.40%
Expected lives	10 years	10 years	5 & 10 years
Expected volatility	60.8%	28.8%	30.3%
Dividend yield	4.8%	0.0%	4.3%

The fair value, net of tax, of options granted in 2006, 2005 and 2004 using the Black-Scholes method was $354, $313, and $211, respectively, which is being recognized as expense ratably over the three year vesting period of the options. In addition, during 2006 the Company modified the exercise period for 89,800 options previously awarded to the Company’s former chairman, who left the Company to enter into government service. As a result of this modification, the Company recognized an additional charge for share based payments of $245 in 2006. Total stock-based compensation expense was approximately $703, $303 and $185 in 2006, 2005 and 2004, respectively, and is included in selling, general and administrative expense. As of December 31, 2006, the total of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s plans approximately $599. This cost, which excludes the impact of any future stock-based compensation awards, is expected to be recognized as stock-based compensation expense over a weighted-average period of 1.7 years, however this period could be accelerated as a result of a change of control provision enacted by the Committee in contemplation of the merger transaction described in Note 10.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option activity for the fiscal years 2006, 2005 and 2004 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average	Contractual	Aggregate
	Shares Subject	Exercise	Term	Intrinsic
	to Option	Price	(In Years)	Value

Options outstanding at January 2, 2004	874,050	$11.73
Granted	187,800	9.75
Canceled	(383,399)	11.91
Exercised	—	—

Options outstanding at December 31, 2004	678,451	11.08
Granted	184,000	7.08
Canceled	(197,000)	12.82
Exercised	—	—

Options outstanding at December 31, 2005	665,451	9.46
Granted	99,000	9.37
Canceled	(88,269)	12.45
Exercised	(57,433)	8.94

Options outstanding at December 31, 2006	618,749	$9.20	6.25	$4,399

Options vested or expected to vest at December 31, 2006	618,749	$9.20	6.25	$4,399

Options exercisable at December 31, 2006	358,383	$9.77	4.75	$2,221

The aggregate intrinsic value in the above table represents the total pre-tax intrinsic value (the differences between the Company’s closing stock price on the last day of trading in 2006 and the stock option exercise prices, multiplied by the applicable number of in-the-money options) that would have been received by option holders had all such holders exercised their options on December 31, 2006. The aggregate intrinsic value will change based on the fair market value of the Company’s stock.

The aggregate intrinsic value of options exercised during the year ended December 31, 2006 was $221; there were no option exercises in 2005 or 2004. The total income tax benefit recognized in the income statement for share-based compensation arrangements attributable to options exercised in 2006 was approximately $75.

As a result of the merger transaction described in Note 10, due to vesting modifications for all options established by the Committee in the event of a change of control, the Company expects that all issued and outstanding options will vest.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the range of exercise price, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant dates as of December 31, 2006.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number of	Exercise	Contractual	Number of	Exercise
Exercise Price	Shares	Price	Life	Shares	Price

$ 4.80 - $ 7.50	146,018	$6.16	10.0 years	61,235	$6.17
$ 7.51 - $ 9.00	210,716	$8.08	10.0 years	117,586	$8.24
$ 9.01 - $11.00	94,782	$9.46	7.80 years	64,892	$9.40
$11.01 - $13.00	119,349	$12.11	5.90 years	80,353	$12.37
$13.01 - $21.00	47,884	$15.58	10.0 years	34,317	$16.00

Total Options Outstanding	618,749			358,383

Postretirement Benefits

The Company does not presently sponsor any post-retirement benefit programs. In the second quarter of 2005, the Company announced to employees that it was discontinuing its sponsorship of an unfunded defined benefit post employment group term life insurance plan that provided life insurance coverage for active employees and retirees. As a result the company recognized a non-recurring termination gain of $270, which was recorded as a reduction of selling, general and administrative expense.

In 2004 the Company terminated its post-retirement healthcare benefit program. As a result, the Company recognized a non-recurring pre-tax gain aggregating $9.26 million. The Company also recorded $3.61 million deferred tax expense arising from the reduction of a previously recognized deferred tax asset associated with these benefits, resulting in a $1.09 increase in earnings per share in 2004 associated with the termination gain. Prior to the termination of the aforementioned benefit plan and resulting non-recurring gain, selling, general and administrative expenses included a net credit reducing such costs by $0.78 million principally relating to the amortization of actuarial gains and deferred credits arising during the operation of the benefit plan.

8.	Commitments and Contingencies

Legal Proceedings

The Company is subject to legal actions arising in the ordinary course of business. In management’s opinion, the ultimate resolution of these actions will not materially affect the Company’s financial position or results of operations.

Environmental Risks

The Company’s operations and properties are subject to federal, state, and local laws, regulations, and ordinances relating to certain materials, substances, and wastes. The nature of the Company’s operations exposes it to the risk of claims with respect to environmental matters. Based on the Company’s experience to date, management believes that the future cost of compliance with existing environmental requirements will not have a material adverse effect on the Company’s operations or financial position.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating Lease Commitments

The Company leases warehouse and office space, office equipment, and other items under non-cancelable operating leases. The expense for non-cancelable operating leases was approximately $1,230, $1,289, and $1,304 for fiscal 2006, 2005 and 2004, respectively. At December 31, 2006, future minimum lease payments under non-cancelable operating leases are as follows:

2007	$1,093
2008	877
2009	628
2010	555
2011	517
2012 and thereafter	1,050

$4,720

9.	Business Segment Information

Description of the Types of Products from which each Segment Derives its Revenues

The Company is engaged principally in the design, manufacture, and sale of industrial power transmission products. The products manufactured by the Company are classified into two segments, mechanical business and electronics business. The mechanical business segment includes belted drives and couplings. The electronics business segment includes electronic drives and electric drive systems. Products of these segments are sold to distributors, OEM’s, and end users for manufacturing and commercial applications.

Measurement of Segment Profit or Loss and Segment Assets

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as described in the summary of significant accounting policies. Inter-segment sales are not material.

Factors Management Used to Identify the Company’s Reportable Segments

The Company’s reportable segments are business units that manufacture and market separate and distinct products and are managed separately because each business requires different processes, technologies, and market strategies. The following table summarizes revenues, operating income, depreciation and amortization, total assets, and expenditures for long-lived assets by business segment for fiscal 2006, 2005, and 2004:

	2006	2005	2004

Sales
Mechanical Business	$79,773	$72,361	$63,732
Electronics Business	39,162	38,536	37,783

	118,935	110,897	101,515

Operating income (loss), exclusive of gain on benefit plan termination
Mechanical Business	7,727	4,885	951
Electronics Business	1,777	1,103	(1,599)

	9,504	5,988	(648)

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006	2005	2004

Depreciation and amortization
Mechanical Business	2,261	2,578	2,884
Electronics Business	1,196	1,158	1,443
Corporate (before divisional allocation)	1,060	1,029	1,096

	4,517	4,765	5,423

Assets
Mechanical Business	45,406	42,097	43,541
Electronics Business	22,786	20,760	22,136
Corporate	4,576	4,896	3,693

	72,768	67,753	69,370

Expenditures for long-lived assets
Mechanical Business	4,158	1,002	1,652
Electronics Business	760	1,398	254
Corporate	459	662	103

	$5,377	$3,062	$2,009

The following table reconciles segment profit to consolidated income before income taxes:

	2006	2005	2004

Total operating profit (loss) for reportable segments	$9,504	$5,988	$(648)
Interest expense	(3,628)	(2,319)	(1,585)
Gain on benefit plan termination	—	—	9,258

Income before income taxes	$5,876	$3,669	$7,025

The following table reconciles segment assets to consolidated total assets as of December 31, 2006 and, 2005:

	2006	2005

Total assets for reportable segments	$68,192	$62,857
Corporate fixed assets	4,705	3,739
Interdivision elimination	(129)	1,157

Consolidated total	$72,768	$67,753

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Information regarding the Company’s domestic and foreign operations is as follows:

		Long-Lived
	Net Sales	Assets

2006
United States	$87,866	$24,005
Canada	11,113	318
Germany	4,899	2,236
Italy	10,571	574
Mexico	2,978	3,474
India	1,508	36

Consolidated	$118,935	$30,643

2005
United States	$82,402	$22,896
Canada	10,291	308
Germany	4,561	2,024
Italy	9,940	381
Mexico	2,808	3,084
India	900	38

Consolidated	$110,897	$28,731

2004
United States	$74,186	$23,670
Canada	8,937	328
Germany	4,627	2,320
Italy	9,980	674
Mexico	2,878	3,326
India	907	43

Consolidated	$101,515	$30,361

10.	Subsequent Event — Merger Transaction

On February 17, 2007, the Company entered into a merger agreement with Altra Holdings, Inc. and Forest Acquisition Corporation, a wholly owned subsidiary of Altra (collectively “Altra”). Under the terms of the merger agreement, Altra has commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company at a price of $24.80 per share. The tender offer, which is expected to close in April 2007, is subject to at least 66 2/3% of the shares of TB Wood’s Corporation (adjusted to take into account the potential exercise of certain securities exercisable for shares of TB Wood’s) being tendered and not withdrawn, as well as other customary tender offer conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Mr. Thomas C. Foley, the largest stockholder of TB Wood’s, has entered into a support agreement, dated February 17, 2006, in which he has agreed to tender 1.6 million shares in the Offer, representing approximately 42.5% of the shares of TB Wood’s currently issued and outstanding. The obligations under this agreement terminate in the event the merger is terminated and the payment by TB Wood’s, in certain circumstances, of a termination fee. TB Wood’s also has agreed not to solicit or support any alternative

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition proposals, subject to customary exceptions for TB Wood’s to respond to an unsolicited “superior proposal”, as defined in the merger agreement, in the exercise of the fiduciary duties of its Board of Directors. In the event the merger is terminated, the Company may be obligated to pay a termination fee of $4.5 million under certain circumstances.

In connection with the merger, TB Wood’s and certain of its subsidiaries have entered into a side letter with its senior subordinated lender dated February 17, 2007. Pursuant to the terms of the side letter, each of AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP has agreed to exercise, at the close of the tender offer, its put rights to cause TB Wood’s and certain of its subsidiaries to prepay the 12% Senior Subordinated Notes due 2012 at the change of control redemption price of 101%, which amounts shall be paid upon consummation of the Merger.

11.	Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth

2006
Sales	$29,419	$29,750	$29,894	$29,872
Gross Profit	9,104	9,495	9,668	9,878
Gross Profit %	30.9%	31.9%	32.3%	33.1%
Net income	642	947	1,294	1,231
Basic net income per share	$0.17	$0.25	$0.35	$0.33
Diluted net income per share	$0.17	$0.24	$0.33	$0.31
Dividends declared and paid per share	—	—	$0.09	$0.09

	First	Second	Third	Fourth

2005
Sales	$27,711	$27,844	$27,673	$27,669
Gross Profit	8,153	8,276	8,254	9,022
Gross Profit %	29.4%	29.7%	29.8%	32.6%
Net income	372	497	565	946
Basic net income per share	$0.07	$0.10	$0.11	$0.20
Diluted net income per share	$0.07	$0.10	$0.11	$0.20
Dividends declared and paid per share	—	—	—	—

The fourth quarter of 2006 included a non-cash charge of $154,000, net of tax, or $0.04 per share resulting from the Company’s decision to allow the former Chairman, who left the Company to enter government service, to retain his rights under his existing option agreements.